Exhibit 99.1

Owens Corning Reports Full-Year and Fourth-Quarter 2020 Results

Company Delivered Net Sales of $7.1 Billion;
Generated Record Operating Cash Flow of $1.1 Billion in 2020

•Financial results demonstrated the company’s strength and resiliency in a challenging environment
•Roofing produced $591 million of EBIT with 22% EBIT margins
•Insulation delivered $250 million of EBIT with 10% EBIT margins
•Composites reported $165 million of EBIT with 8% EBIT margins
•Generated record free cash flow of $828 million and returned $396 million to shareholders

TOLEDO, Ohio – February 17, 2021 - Owens Corning (NYSE: OC) today reported consolidated net sales of $7.1 billion, a decrease of 1%, compared with 2019. Fourth-quarter 2020 consolidated net sales were $1.9 billion, an increase of 14%, compared with the same period in 2019.

Full-year 2020 net loss attributable to Owens Corning was $383 million, or $3.53 per diluted share, compared with net earnings attributable to Owens Corning of $405 million, or $3.68 per diluted share, in 2019. The company’s 2020 results included non-cash pre-tax impairment charges of $987 million recorded in the first quarter driven by the near-term economic uncertainties associated with the COVID-19 pandemic. Adjusted earnings in 2020 were $566 million, or $5.21 per diluted share, compared with $500 million, or $4.54 per diluted share, during 2019. Full-year 2020 adjusted EBIT was $878 million, an increase of $50 million compared with 2019. (See Use of Non-GAAP Measures, See Tables 2 and 7.)

Fourth-quarter 2020 net earnings attributable to Owens Corning were $232 million, or $2.13 per diluted share, compared with $73 million, or $0.66 per diluted share, in fourth-quarter 2019. Fourth-quarter 2020 adjusted earnings were $207 million, or $1.90 per diluted share, compared with $125 million, or $1.13 per diluted share, during the same period one year ago. Fourth-quarter 2020 adjusted EBIT was $306 million, an increase of $102 million, compared with the same period in 2019.

“Our global team demonstrated great flexibility and resolve to deliver strong financial results in an unprecedented year. These results showed the strength of our businesses and the earnings power of our company,” said Chairman and Chief Executive Officer Brian Chambers. “In 2021, we will continue to focus on the health and safety of our teams, serving the needs of our customers, and positioning the company for long-term success.”

Return of Capital and Liquidity

•On December 3, Owens Corning announced that its Board of Directors approved a share repurchase authorization for up to 10 million shares of the company’s common stock. This was in addition to its previously announced share buyback program. In 2020, the company repurchased 4.1 million shares of common stock for $292 million. As of December 31, 2020, 9.5 million shares remained available for repurchase.

•On February 4, the company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share, an 8% increase compared with the same period in the prior year. The dividend will be payable on April 2, 2021, to shareholders of record as of March 5, 2021. During 2020, $104 million of cash was returned to shareholders through dividends.

•Owens Corning maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. The company finished 2020 with $1.8 billion of available liquidity, inclusive of $717 million in cash and cash equivalents. During the year, the company repaid the $200 million remaining on its term loan and contributed $122 million to its global pension plans.

Other Highlights

•Owens Corning sustained a high level of safety performance in 2020, with a recordable incident rate of 0.61, an 8% improvement compared with 2019.

•Owens Corning continues to be recognized as a leader in environmental, social and governance (ESG) matters. In November, the company earned a place on the Dow Jones Sustainability World Index (DJSI World) for the 11th consecutive year and was named Industry Leader for the DJSI World Building Products group for the eighth straight year.

2021 Outlook

•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•The company expects the COVID-19 pandemic will continue to create market uncertainty.

•In the near term, the company expects continued strength in the U.S. residential housing market with commercial and industrial markets recovering at a slower pace.

•General corporate expenses are estimated to be between $135 million and $145 million.

•Capital additions are expected to be approximately $460 million, below depreciation and amortization of approximately $480 million.

•Interest expense is estimated to be between $120 million and $130 million.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 18% to 20%, both on adjusted pre-tax earnings. The expected cash tax rate is up from guidance in prior years as available income tax credit carryforwards were substantially utilized by the end of 2020.

Fourth-Quarter 2020 Conference Call and Presentation

Wednesday, February 17, 2021
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 1722224 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc210217.html

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through February 24, 2021. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10151775.
•Replay available at https://services.choruscall.com/links/oc210217.html
•Webcast replay available until February 17, 2022.

About Owens Corning

Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 19,000 employees in 33 countries, Owens Corning provides innovative products and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2020 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 66 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: the severity and duration of the current COVID-19 pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; levels of residential, commercial and industrial construction activity; levels of global industrial production; competitive and pricing factors; demand for our products; relationships with key customers; issues related to acquisitions, divestitures, joint ventures or expansions; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; climate change, weather conditions and storm activity; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; availability and cost of energy, transportation, raw materials or other inputs; legal and regulatory proceedings, including litigation and environmental actions; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; our ability to utilize net operating loss carry-forwards; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 17, 2021, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
NET SALES	$1,925	$1,692	$7,055	$7,160
COST OF SALES	1,441	1,309	5,445	5,551
Gross margin	484	383	1,610	1,609
OPERATING EXPENSES
Marketing and administrative expenses	171	171	664	698
Science and technology expenses	23	22	82	87
Goodwill impairment charge	—	—	944	—
Other expenses, net	18	21	58	37
Total operating expenses	212	214	1,748	822
OPERATING INCOME (LOSS)	272	169	(138)	787
Non-operating expense (income)	(3)	41	(14)	34
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	275	128	(124)	753
Interest expense, net	34	30	132	131
Loss on extinguishment of debt	—	—	—	32
EARNINGS (LOSS) BEFORE TAXES	241	98	(256)	590
Income tax expense	10	27	129	186
Equity in net earnings (loss) of affiliates	(1)	1	—	1
NET EARNINGS (LOSS)	230	72	(385)	405
Net loss attributable to noncontrolling interests	(2)	(1)	(2)	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$232	$73	$(383)	$405
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$2.15	$0.67	$(3.53)	$3.71
Diluted	$2.13	$0.66	$(3.53)	$3.68
WEIGHTED AVERAGE COMMON SHARES
Basic	108.1	109.3	108.6	109.2
Diluted	109.1	110.2	108.6	110.1

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income/(expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Restructuring costs	$(31)	$(29)	$(41)	$(28)
Gains on sale of certain precious metals	—	—	26	—
Goodwill impairment charge	—	—	(944)	—
Intangible assets impairment charge	—	—	(43)	—
Pension settlement losses	—	(43)	—	(43)
Environmental liability charges	—	(4)	—	(4)
Total adjusting items	$(31)	$(76)	$(1,002)	$(75)

The reconciliation from net earnings (loss) attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$232	$73	$(383)	$405
Net loss attributable to noncontrolling interests	(2)	(1)	(2)	—
NET EARNINGS (LOSS)	230	72	(385)	405
Equity in net earnings (loss) of affiliates	(1)	1	—	1
Income tax expense	10	27	129	186
EARNINGS (LOSS) BEFORE TAXES	241	98	(256)	590
Interest expense, net	34	30	132	131
Loss on extinguishment of debt	—	—	—	32
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	275	128	(124)	753
Adjusting items from above	(31)	(76)	(1,002)	(75)
ADJUSTED EBIT	$306	$204	$878	$828

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$(385)	$405
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	493	457
Deferred income taxes	86	118
Provision for pension and other employee benefits liabilities	(3)	45
Stock-based compensation expense	41	39
Goodwill impairment charge	944	—
Intangible assets impairment charge	43	—
Loss on extinguishment of debt	—	32
Other adjustments to reconcile net earnings (loss) to cash provided by operating activities	(40)	(28)
Change in operating assets and liabilities:
Changes in receivables, net	(109)	19
Changes in inventories	189	35
Changes in accounts payable and accrued liabilities	25	(11)
Changes in other operating assets and liabilities	(11)	(10)
Pension fund contributions	(122)	(46)
Payments for other employee benefits liabilities	(13)	(15)
Other	(3)	(3)
Net cash flow provided by operating activities	1,135	1,037
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(307)	(447)
Derivative settlements	50	31
Proceeds from the sale of assets or affiliates	52	22
Net cash flow used for investing activities	(205)	(394)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	876	2,172
Payments on senior revolving credit and receivables securitization facilities	(876)	(2,248)
Payments on term loan borrowing	(200)	(300)
Proceeds from long-term debt	297	445
Payments on long-term debt	—	(484)
Dividends paid	(104)	(95)
Net (decrease) increase in short-term debt	(19)	4
Purchases of treasury stock	(318)	(61)
Other	(14)	(6)
Net cash flow used for financing activities	(358)	(573)
Effect of exchange rate changes on cash	(27)	24
Net increase in cash, cash equivalents and restricted cash	545	94
Cash, cash equivalents and restricted cash at beginning of period	179	85
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$724	$179
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$78	$58
Cash paid during the year for interest	$135	$131

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
ASSETS	2020	2019
CURRENT ASSETS
Cash and cash equivalents	$717	$172
Receivables, less allowances of $10 at December 31, 2020 and $11 at December 31, 2019	919	770
Inventories	855	1,033
Other current assets	115	86
Total current assets	2,606	2,061
Property, plant and equipment, net	3,809	3,855
Operating lease right-of-use assets	154	203
Goodwill	989	1,932
Intangible assets, net	1,667	1,721
Deferred income taxes	28	46
Other non-current assets	228	188
TOTAL ASSETS	$9,481	$10,006
LIABILITIES AND EQUITY
Total current liabilities	$1,440	$1,329
Long-term debt, net of current portion	3,126	2,986
Pension plan liability	159	231
Other employee benefits liability	171	179
Non-current operating lease liabilities	99	138
Deferred income taxes	332	272
Other liabilities	213	200
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,059	4,051
Accumulated earnings	1,829	2,319
Accumulated other comprehensive deficit	(588)	(610)
Cost of common stock in treasury (c)	(1,400)	(1,130)
Total Owens Corning stockholders’ equity	3,901	4,631
Noncontrolling interests	40	40
Total equity	3,941	4,671
TOTAL LIABILITIES AND EQUITY	$9,481	$10,006

(a)10 shares authorized; none issued or outstanding at December 31, 2020 and December 31, 2019
(b)400 shares authorized; 135.5 issued and 105.6 outstanding at December 31, 2020; 135.5 issued and 109.0 outstanding at December 31, 2019
(c)29.9 shares at December 31, 2020 and 26.5 shares at December 31, 2019

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$547	$480	$1,960	$2,059
% change from prior year	14%	—%	-5%	1%
EBIT	$60	$56	$165	$247
EBIT as a % of net sales	11%	12%	8%	12%
Depreciation and amortization expense	$42	$40	$159	$154

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$728	$723	$2,607	$2,668
% change from prior year	1%	-1%	-2%	-2%
EBIT	$106	$89	$250	$230
EBIT as a % of net sales	15%	12%	10%	9%
Depreciation and amortization expense	$52	$48	$201	$194

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$702	$529	$2,695	$2,634
% change from prior year	33%	-3%	2%	6%
EBIT	$183	$87	$591	$455
EBIT as a % of net sales	26%	16%	22%	17%
Depreciation and amortization expense	$15	$14	$59	$54

Table 6
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Restructuring costs	$(31)	$(29)	$(41)	$(28)
Gains on sale of certain precious metals	—	—	26	—
Goodwill impairment charge	—	—	(944)	—
Intangible assets impairment charge	—	—	(43)	—
Pension settlement losses	—	(43)	—	(43)
Environmental liability charges	—	(4)	—	(4)
General corporate expense and other	(43)	(28)	(128)	(104)
EBIT	$(74)	$(104)	$(1,130)	$(179)
Depreciation and amortization	$32	$18	$74	$55

Table 7
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(917)	$44	$96	$138	$206	$150	$232	$73	$(383)	$405
Adjustment to remove adjusting items (a)	982	(2)	(4)	1	(7)	32	31	76	1,002	107
Adjustment to remove tax benefit on adjusting items (b)	(18)	1	2	(1)	3	(7)	(7)	(17)	(20)	(24)
Adjustment to remove significant tax items and reserve reversals (c)	18	12	—	—	(19)	—	(32)	—	(33)	12
Adjustment to tax expense to reflect pro forma tax rate (d)	2	3	5	3	10	1	(17)	(7)	—	—
ADJUSTED EARNINGS	$67	$58	$99	$141	$193	$176	$207	$125	$566	$500

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(8.43)	$0.40	$0.88	$1.26	$1.88	$1.36	$2.13	$0.66	$(3.53)	$3.68
Adjustment to remove adjusting items (a)	9.03	(0.02)	(0.04)	0.01	(0.06)	0.29	0.28	0.69	9.23	0.97
Adjustment to remove tax benefit on adjusting items (b)	(0.17)	0.01	0.02	(0.01)	0.03	(0.06)	(0.06)	(0.15)	(0.18)	(0.22)
Adjustment to remove significant tax items and reserve reversals (c)	0.17	0.11	—	—	(0.17)	—	(0.29)	—	(0.31)	0.11
Adjustment to tax expense to reflect pro forma tax rate (d)	0.02	0.03	0.05	0.03	0.08	0.01	(0.16)	(0.07)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.62	$0.53	$0.91	$1.29	$1.76	$1.60	$1.90	$1.13	$5.21	$4.54

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	108.8	109.5	108.6	109.0	108.8	109.2	108.1	109.3	108.6	109.2
Non-vested restricted shares and performance shares	—	0.4	0.2	0.4	0.6	0.6	0.8	0.7	—	0.7
Options to purchase common stock	—	0.2	0.1	0.1	0.1	0.2	0.2	0.2	—	0.2
Diluted shares outstanding	108.8	110.1	108.9	109.5	109.5	110.0	109.1	110.2	108.6	110.1

(a)	Adjusting items in 2019 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	Significant tax items in 2020 include the impact of a change in valuation allowances recorded against certain deferred tax assets, a change in estimate related to finalized regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017, and the recognition of a deferred tax asset resulting from the transfer of certain intellectual property rights held by wholly owned foreign subsidiaries to the U.S. For comparability, significant tax items in 2019 include the impact of a change in estimate related to proposed regulations on GILTI, the tax impact of adjusting items and other significant tax items.
(d)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2020, we have used an effective tax rate of 24%, which was our 2020 effective tax rate excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2019, we have used an effective tax rate of 28%, which was our 2019 effective tax rate excluding the adjusting items referenced in (a), (b) and (c).

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$418	$441	$1,135	$1,037
Less: Cash paid for property, plant and equipment	(104)	(133)	(307)	(447)
FREE CASH FLOW	$314	$308	$828	$590
ADJUSTED EARNINGS (a)	$207	$125	$566	$500
FREE CASH FLOW CONVERSION (b)	n/a	n/a	146%	118%

(a)	Please refer to Table 7 "EPS Reconciliation Schedules" for the reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on an annual basis only due to the seasonality of our businesses.